Exhibit 99.1

Vecta Partners LLC Announces the Completion of Its Acquisition of Sunnyside Bancorp, Inc.

IRVINGTON, N.Y., June 2, 2022 /PRNewswire/ — Vecta Partners LLC, a New York-based private equity group, announced today the completion of its acquisition of Sunnyside Bancorp, Inc. (OTCBB: SNNY) (“Sunnyside Bancorp”) and its wholly-owned subsidiary, Sunnyside Federal Savings and Loan Association of Irvington (“Sunnyside Federal”), effective as of June 1, 2022.

“With the transaction completed, Sunnyside Bancorp’s newly installed Board of Directors and management team are focused on executing the business plan and working to enable the company to reach its full potential, which will in turn better position Sunnyside Bancorp to serve as a source of strength for Sunnyside Federal and to maximize its value.” said Mark Silber, Managing Partner of Vecta Partners LLC and Vice Chairman of the Board of Sunnyside Bancorp.

“We have already begun working to grow and enhance the services Sunnyside Federal offers to provide our customers and community with first-rate banking services,” said Fredrick Schulman, Chief Executive Officer and Chairman of the Board of Sunnyside Federal, who also serves as the President, Chief Executive Officer and Chairman of the Board of Sunnyside Bancorp. “We are cognizant of the importance of Sunnyside Federal to its customers and the entire community, and under the guidance of the new Board of Directors and experienced management team, Sunnyside Federal will continue to be a pillar of its community and support our customers’ expanding banking needs, as the institution has done since it was established in 1930,” Mr. Schulman added.

Hinman, Howard & Kattell, LLP provided legal counsel to Vecta Partners LLC. Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Luse Gorman, PC provided legal counsel to Sunnyside Bancorp.

About Sunnyside Bancorp, Inc.

Sunnyside Bancorp, headquartered in Irvington, New York, is the parent of Sunnyside Federal, a federally chartered stock savings and loan association founded in 1930. Sunnyside Federal offers a wide range of financial services through its office located in Irvington, New York. Sunnyside Bancorp’s common stock trades on the Over-the-Counter Bulletin Board under the symbol “SNNY.”

About Vecta Partners LLC

Vecta Partners LLC, which prior to June 1, 2022 was known as Rhodium BA Holdings LLC, was formed by Mark Silber to purchase Sunnyside Bancorp. Mark Silber is a Managing Partner of Rhodium Asset Management and of Rhodium Capital Advisors, a New York-based fully integrated real estate investment firm with a primary focus on the preservation, acquisition, and management of affordable housing across the United States. Neither Rhodium Asset Management nor Rhodium Capital Advisors participated in the acquisition of Sunnyside Bancorp.

For more information, contact:

Fredrick Schulman

President and Chief Executive Officer, Sunnyside Bancorp, Inc.

fschulman@sunnysidefederal.com

(914) 591-8000

Mark Silber

Managing Partner, Vecta Partners LLC

mark@vecta.com

(212) 666-3199

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are covered by the safe harbor contained therein. Such statements are not facts and include expressions about management’s confidence, strategies, and expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “plans,” “intends,” “usually,” “anticipate,” “will,” “may,” or similar statements or variations of such terms. Such forward-looking statements involve certain unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, and the actual results may differ materially from such forward-looking statements. In addition to factors and matters identified and discussed in other public filings we make with the Securities and Exchange Commission (“SEC”), other factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

●	the inability to retain customers and qualified employees of Sunnyside Federal;
●	changes in estimates of non-recurring charges related to the acquisition;
●	the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment, and an increase in business failures, specifically among our clients;
●	the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets;
●	a prolonged downturn in the economy, mainly in New York, as well as an unexpected decline in commercial real estate values within our market areas;
●	changes in income tax expense or tax rates, including changes from uncertain tax position liabilities, tax laws, regulations, and case law;
●	the inability to grow customer deposits to keep pace with loan growth;
●	a material change in our allowance for loan losses due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;
●	the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;
●	greater than expected technology related costs due to, among other factors, continuous and rapid market innovations;
●	the loss of or decrease in lower-cost funding sources within our deposit base;
●	cyber-attacks, ransomware attacks, computer viruses, or other malware that may breach the security of our website or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;
●	results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down assets, change the way we do business, or limit or eliminate certain other banking activities;
●	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic, or other external events; and
●	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance, or other factors.

A detailed discussion of factors that could affect our results is included in our SEC filings.

Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. None of Sunnyside Bancorp, Sunnyside Federal or Vecta Partners LLC undertake, and specifically disclaim, any obligation to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law or regulation.

SOURCE Sunnyside Bancorp Inc.